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                                                                     EXHIBIT 5.8



                      [FUTRO & TRAUERNICHT LLC LETTERHEAD]




                                   May 6, 1999



Board of Directors
TeleServices International Group Inc.
100 second Avenue South, Suite 1000
St. Petersburg, FL  33701

Gentlemen:

         You have requested our opinion, as counsel for TeleServices International Group Inc., a Florida corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"),under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 50,346,890 shares (the "Registered Shares") of common stock, $.0001 par value (the "Common Stock"), by the selling securityholders named in the Registration Statement, including (i) up to 48,822,640 shares that they may acquire upon conversion of the Company's Convertible Debentures (the "Debentures") and (ii) upon exercise of Common Stock Purchase Warrants (the "Warrants") to purchase up to an aggregate of 1,524,250 shares of Common Stock.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, and subject to the limitation set forth in the Company's Articles of Incorporation with respect to the maximum number of shares of Common Stock that the Company is authorized to issue, we are of the opinion that the 48,822,640 shares of Common Stock issuable upon the conversion of the Debentures and the 1,524,250 shares of Common Stock issuable upon exercise of the Warrants in accordance with their respective terms, when issued, will be duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                   Sincerely,

                                   /s/ FUTRO & TRAUERNICHT LLC